UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 31, 2014

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1614 15th Street, Suite 300 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(720) 457-6060

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 31, 2014 in connection with the completion of the PVA Asset Acquisition described below, a subsidiary of American Midstream Partners, LP (the “Partnership”) entered into a Construction and Field Gathering Agreement (the “Construction and Field Gathering Agreement”) with a subsidiary of PVA, pursuant to which it is obligated, at its cost and expense, to construct, operate, and maintain additional gathering pipelines for connection to certain current and future PVA properties (excluding the PVA Assets) within an approximate 65,000 acre dedication area. While the Partnership cannot guarantee with any certainty the future costs associated with such construction, operation, and maintenance, it currently expects that the aggregate capital expenditures over the next five years associated with this expansion construction will be $60-70 million, including approximately $30 million to be incurred in 2014. The Partnership expects to initially fund these costs with borrowings under its credit facility. In exchange for the obligation to construct these gathering assets, Lavaca LLC will gather all of PVA’s operated, non-dedicated gas production within the approximate 65,000 acre dedication area for a period of 25 years from closing. Should the Partnership be unable to finance the long-term capital expenditures associated with this construction, the commencement of operation of the pipelines may be delayed, which would adversely affect the revenues received from PVA.  The foregoing description of the Construction and Field Gathering Agreement set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Construction and Field Gathering Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The Partnership intends to submit a Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to omit certain portions of the Construction and Field Gathering Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Completion of PVA Acquisition

On January 29, 2014, the Partnership completed the acquisition of HPIP Lavaca, LLC, a Delaware limited liability company (“Lavaca LLC”), for an aggregate purchase price of $1,000.  The seller of Lavaca LLC, ArcLight Energy Partners Fund V, L.P., is an affiliate of ArcLight Capital Partners, LLC, which is an affiliate of High Point Infrastructure Partners, LLC (“HPIP”), which is the majority owner of the Partnership’s General Partner.  The only asset of Lavaca LLC was a Purchase and Sale Agreement (the “PVA Asset Purchase Agreement”) to acquire certain natural gas gathering assets, gas lift assets and related real property interests from a subsidiary of Penn Virginia Corporation (NYSE: PVA) (“PVA”) and certain other parties, which was entered into by Lavaca LLC on December 13, 2013, for a purchase price of approximately $100 million, plus purchase price adjustments for certain capital costs and expenses incurred by PVA between October 1, 2013 and the closing date (the “PVA Asset Acquisition”).

On January 31, 2014, the Partnership completed the PVA Asset Acquisition pursuant to the PVA Asset Purchase Agreement and acquired approximately 120 miles of high- and low-pressure pipelines ranging from 4 to 8 inches in diameter with over 9,000 horsepower of leased compression, and associated facilities located in the Eagle Ford shale in Gonzales and Lavaca Counties, Texas.  The consideration for the PVA Asset Acquisition was financed with the net proceeds of the Partnership’s recent equity offering and the issuance of 1,168,225 Series B PIK Units (the “Series B PIK Units”) representing series B limited partnership interests in the Partnership.

The Series B PIK Units were issued to American Midstream GP, LLC (the “General Partner”), the Partnership’s general partner, on January 31, 2014 in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder (the “Series B Issuance”).  The Series B PIK Units will convert into common units of the Partnership on a one-for-one basis on the second anniversary of the initial issuance of the Series B PIK Units.  The conflicts committee of the general partner’s Board of Directors approved the Series B Issuance and the transactions contemplated thereby.

Item 3.02 Unregistered Sales of Equity Securities.

Series B Issuance

The information regarding the Series B Issuance set forth in Item 2.01 is incorporated in its entirety herein by reference.  In addition and in connection with the Series B Issuance, on January 31, 2014, the Partnership, HPIP, and the general partner entered into the First Amendment to the Series B Purchase Agreement (the “Unit Purchase Amendment”), which provided for the general partner to be the purchaser of 100% of the Series B PIK Units.  The foregoing description of the Unit Purchase Amendment set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Unit Purchase Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of Limited Partnership Agreement in Connection with Series B Issuance

Effective as of January 31, 2014, the Partnership entered into the Second Amendment (the “LP Amendment”) to the Fourth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP (“Fourth Amended and Restated Partnership Agreement”) to provide for the issuance of the Series B PIK Units described above.  The LP Amendment establishes the terms of the Series B PIK Units and provides that each Series B PIK Unit will have the right to share in distributions from the Partnership on a pro rata basis with holders of the Partnership’s Common Units. All or any portion of each distribution payable in respect of the Series B PIK Units (the “Series B PIK Unit Distribution”) may, at the Partnership’s election, be paid in additional Series B PIK Units, as further described in the LP Amendment. To the extent any portion of the Series B PIK Unit Distribution is paid in Series B PIK Units for any quarter, the distribution to the holders of incentive distribution rights shall be reduced by that portion of the distribution that is attributable to the payment of those Series B PIK Units, as further described in the LP Amendment. In addition, the LP Amendment increased to six (from three) the number of registrations that the Partnership shall be required to effect upon demand by the General Partner or any of its affiliates, subject to the terms and conditions contained in the Partnership’s Fourth Amended and Restated Agreement of Limited Partnership. The Series B PIK Units have the same voting rights as if they were outstanding Common Units and will be entitled to vote as a separate class on any matters that materially adversely affect the rights or preferences of the Series B PIK Units in relation to other classes of partnership interests or as required by law.

The description of the LP Amendment contained in this Item 5.03 is not complete and is qualified in its entirety by reference to the full text of the LP Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On February 3, 2014, the Partnership issued a press release announcing the closing of the PVA Asset Acquisition described in Item 2.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01  Other Events.

Exhibit 99.2 hereto replaces in its entirety the section entitled “Our Cash Distribution Policy” that appears in the Partnership’s Registration Statement on Form S-3 (333-183818) as filed with the Securities and Exchange Commission on November 22, 2013, as previously amended by Exhibit 99.1 to the Form 8-K filed by the Partnership on January 22, 2014.

Exhibit 99.3 hereto replaces in its entirety the section entitled “The Partnership Agreement” that appears in the Partnership’s Registration Statement on Form S-3 (333-183818) as filed with the Securities and Exchange Commission on November 22, 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment Number 2 to the Fourth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated January 31, 2014
10.1*	Construction and Field Gathering Agreement by and among HPIP Lacaca, LLC and Penn Virginia Oil & Gas, L.P. dated January 31, 2014
10.2	First Amendment to Series B Purchase Agreement, dated January 31, 2014
99.1	Press Release, dated February 3, 2014
99.2	Cash Distribution Policy
99.3	The Partnership Agreement

*  Confidential Treatment has been requested with respect to portions of the exhibit. Such portions have been redacted and filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC its General Partner

By:	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President and Chief Financial Officer

February 4, 2014

EXHIBITS INDEX

Exhibit Number	Description

3.1	Amendment Number 2 to the Fourth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated January 31, 2014
10.1*	Construction and Field Gathering Agreement by and among HPIP Lacaca, LLC and Penn Virginia Oil & Gas, L.P. dated January 31, 2014
10.2	First Amendment to Series B Purchase Agreement, dated January 31, 2014
99.1	Press Release, dated February 3, 2014
99.2	Cash Distribution Policy
99.3	The Partnership Agreement

*  Confidential Treatment has been requested with respect to portions of the exhibit. Such portions have been redacted and filed separately with the SEC.